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                                                                     Exhibit 5.7

(ULMER BERNE LLP ATTORNEYS LOGO)

                                  May 21, 2004

[TEAM HEALTH ENTITY/ENTITIES]
1900 Winston Road
Knoxville, TN 37919

                  RE:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special Ohio legal counsel to Emergency Professional Services, Inc., an Ohio corporation ("EPS"), Erie Shores Emergency Physicians, Inc., an Ohio corporation ("Erie"), and Reich, Seidelmann & Janicki Co., an Ohio corporation ("RJS"), (EPS, Erie and RJS are hereinafter sometimes collectively referred to as the "Ohio Registrants"), in connection with the proposed registration by Team Health, Inc. (the "Issuer") and the Registrants of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." We have been advised that the obligations of the Issuer under the Exchange Notes will be guaranteed by the Ohio Registrants and the other guarantors in accordance with the terms of the Indenture (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of March 23, 2004 by and among the Issuer, the Ohio Registrants and the other Guarantors party thereto and The Bank of New York, as trustee. We have been advised that the Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's unregistered 9% Senior Subordinated Notes due 2012 (the "Old Notes"), of which $180,000,000 in aggregate principal amount is outstanding.

         Our investigation in order to render this opinion has been limited to our review of the following:

         (a) The Indenture;

         (b) The Registration Statement;

         (c) The Exchange Notes;

         (d) The Guarantees;


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         (e) The Articles of Incorporation of each of the Ohio Guarantors, as amended to date, certified by the Secretary of State of Ohio;

         (f) The Code of Regulations of each of the Ohio Guarantors, as amended to date, certified by the Secretary of each of the Ohio Registrants;

         (g) Resolutions adopted by the Board of Directors of each of the Ohio Registrants authorizing their respective execution, delivery and performance of the Indenture, the Exchange Notes and Guarantees;

         (h) Good Standing Certificates dated May 6, 2004 issued by the Secretary of State of Ohio with respect to each of the Ohio Registrants; and

         (i) Such other documents and instruments as we have deemed necessary or appropriate for the purpose of rendering the opinion.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations of coverage and other limitations, all as set forth more particularly in the Accord, and this opinion letter should be read in connection therewith. The General Qualifications (as defined in the Accord) apply to each of the opinions set forth herein.

         The opinions expressed herein are limited to the laws of the State of Ohio and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Ohio Registrants, the legal capacity of natural persons, and the due authorization, execution and delivery of all documents by the parties thereto other than the Ohio Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Ohio Registrants and others.

         We have represented the Ohio Registrants only in connection with the preparation and delivery of this letter in connection with the Indenture and, as a result, are not familiar with the business, operations, properties or activities of the Ohio Registrants or any contractual obligations, instruments, agreements, laws, rules, regulations, orders or decrees applicable to the Ohio Registrants or any of their business or properties or activities. We have not undertaken any research for purposes of determining whether the Ohio Registrants or any of the transactions that


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may occur in connection with the Indenture is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Indenture.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. Each of the Ohio Registrants has the corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

         2. The execution and delivery of the Indenture by each of the Ohio Registrants and the performance of its obligations thereunder, has been duly authorized by each such Ohio Registrant, and does not (a) conflict with the (i) articles of incorporation, (ii) code of regulations or (iii) any applicable provision of Ohio law or (b) require any consent of any Ohio governmental authority.

         The foregoing opinions are subject to the following qualifications, exceptions and limitations:

         A. We express no opinion as to laws, regulations or legal doctrines governing physician licensure, unauthorized practice of medicine, corporate practice of medicine or related doctrines, and fee-splitting on the transactions contemplated by the Indenture.

         B. We express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, including, without limitation, statutory and other laws regarding fraudulent transfers or fraudulent conveyance (for example, no opinion is given with regard to "Upstream Guaranty"); (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) Ohio securities laws.

         We hereby consent to the filing of this opinion as Exhibit 5.7 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or


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supplement this opinion should the present laws of the State of Ohio be changed by legislative action, judicial decision or otherwise.

                                                Sincerely,

                                                /s/ Ulmer & Berne LLP
                                                _____________________

                                                    ULMER & BERNE LLP



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